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                          FORM N-4, ITEM 24(b)(5)(5.5)
                 AUL AMERICAN SERIES ENROLLMENT FORM P-12464 G
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                    OneAmerica Funds, Inc. Annuity Enrollment
                   American United Life Insurance Company(R)

Plan # ___________________ - ___________________ (Div. Code)

1. Participant Information: __ Male __ Female
Name: _______________________________   Work Phone: (___)____________________
Social Security Number:______________   Home Phone: (___)____________________
Date of Birth:_______________________   E-mail:______________________________
Date of Employment:__________________   Employer:____________________________
Residence Address:___________________   Employer Address:____________________
                                                             (Street)

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(Street)                                (City) (State) (Zip)

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(City) (State) (Zip)

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2. Enrollment For:
  __ Section 403(b) Tax Deferred Annuity (TDA) __ Section 457 Deferred Compensation (DCP)
  __ IRA                                       __ Simple IRA
  __ SEP-IRA (NOTE: If enrollment is for Employer Sponsored TDA, use Employer Sponsored TDA Enrollment Form.)
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3. Contribution Allocation Instructions:

In the event that: (a) AUL has all of the information necessary to establish my Participant account, (b) my Employer is not directing investment of my contributions, and (c) AUL has not received my Investment Option Election Form, I hereby direct, by signing below, that AUL apply any contributions received on my behalf to the OneAmerica Money Market Investment Account. This election shall continue in effect until a properly completed Investment Option Election form is received by AUL.

4. Contribution Information:

a. Employer Remittance Frequency: ___________________
b. Source of Rollover or Transfer: __________________
c. Deferral Percentage: _____________________________

5. Does this annuity replace any existing insurance or annuity?
__ Yes __ No    If yes, submit any required replacement forms.

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Registered Representatives licensed through the OneAmerica Securities,  Inc. B/D are required to have the participant complete the suitability information. Registered Representatives appointed under a selling agreement are not required to complete this section.


SUITABILITY INFORMATION (All answers to be supplied by the Participant)

Occupation/Title: ________ Total Household Income: ______ Other Income: ________ Annual Income (salary): ______
Net Worth (assets-liabilities): __________
Liquid Net Worth (cash,securities): __________
Approximate Tax Bracket: ______%
Filing Status: __ Single __ Married __ Head of Household
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Investment Objective Income (check one): Investment Experience Number of Years
__ Capital Preservation (conservative)     Stocks                      _________
__ Income (moderate)                       Bonds                       _________
__ Total Return (moderate)                 Mutual Funds                _________
__ Capital Appreciation (aggressive)       Other (specify) ___________ _________
Dependents: Number __________ Age(s) ____________________
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Receipt is acknowledged of the current prospectus of the OneAmerica Funds, Inc., the AUL American Unit Trust and for any other Mutual Fund being purchased by the Unit Trust for my variable annuity account or variable insurance portfolio. Payment and values provided by the contract when based on investment performance of the Unit Trust are variable and are not guaranteed as to unit value. I understand the restrictions on distributions from a 403(b) tax deferred annuity as set out in Section 403(b)(11) of the Internal Revenue Code and in the current AUL American Unit Trust Prospectus.

Under penalties of perjury, I hereby certify (1) that the Social Security or Taxpayer I.D. Number above is correct and (2) that I am not subject to backup withholding because (a) I have not been notified that I am subject to backup withholding as a result of a failure to report interest, or (b) the I.R.S. has notified me that I am no longer subject to backup withholding. [Cross out (2) if it is not correct.] I agree that the above statements are true and correct to the best of my knowledge and belief and are made a basis for my application.


The  Internal  Revenue  Service does not require your consent to any portions of
this  document   other  than  the   certifications   required  to  avoid  backup
withholding.


__ I request a current Statement of Additional Information for the AUL American Unit Trust and the OneAmerica Funds, Inc. and for any other Mutual Fund being purchased by the Unit Trust for my variable annuity account.

______________________________  ________________________________________________
Participant's Signature- Date   Registered Representative Signature-Date
_____________________________   ________________________________________________
Broker/Dealer Approval Date     Print Registered Representative Signature-Number

To designate a beneficiary, please submit the Beneficiary Designation form.

P-12464 G  White-OneAmerica Securities, Inc./Yellow-Outside Broker/Dealer-
           Registered Rep/Pink - AUL Home Office/Gold - Participant     Rev.8/01